UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

NOVAVAX, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

June 20, 2023

YOUR VOTE IS IMPORTANT – VOTE TODAY

Dear Novavax Stockholder,

On June 15, 2023 the Company convened its Annual Meeting of Stockholders. At that time, there were not present in person virtually or by proxy a sufficient number of shares of the Company's common stock to constitute a quorum and the Company adjourned the Annual Meeting without any business being conducted. The adjourned meeting will reconvene on July 11, 2023 at 8:30 a.m., Eastern Time.

Your vote is important. If you have already voted no action is needed. If you have not voted, please vote today using the Internet or telephone following the instructions provided with this letter.

You can virtually attend the live webcast of the adjourned meeting at www.virtualshareholdermeeting.com/NVAX2023.

Please contact Novavax’s proxy solicitor MacKenzie Partners, Inc. at (800) 322-2885 or email at proxy@mackenziepartners.com if you need assistance voting.

No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company urges all of its stockholders to read the Proxy Statement and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC's website at www.sec.gov.

The record date as of the close of business on April 18, 2023 remains unchanged for the determination of stockholders of the Company entitled to notice of and to vote at the reconvened Annual Meeting and any adjournments or postponements thereof. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

Sincerely,

JOHN A. HERRMANN III, J.D.

Executive Vice President, Chief Legal Officer and Corporate Secretary